Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 31, 2016, to that certain ABL Credit Agreement, dated as of June 10, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among Tesla Motors, Inc. (the “Company”, and together with each Wholly-Owned Domestic Subsidiary of the Company that becomes a U.S. Borrower pursuant to the terms of the Credit Agreement, collectively, the “U.S. Borrowers”), Tesla Motors Netherlands B.V. (“Tesla B.V.”, and together with each Wholly-Owned Dutch Subsidiary of Tesla B.V. that becomes a Dutch Borrower pursuant to the terms of the Credit Agreement, collectively, the “Dutch Borrowers”; and the Dutch Borrowers, together with the U.S. Borrowers, collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as Administrative Agent (the “Administrative Agent”) and as Collateral Agent, and the other agents party thereto.

RECITALS:

WHEREAS, the Company intends to acquire all of the outstanding shares of common stock of SolarCity Corporation;

WHEREAS, pursuant to Section 13.12 of the Credit Agreement, the Credit Agreement may be amended with the written consent of the Required Lenders and each Credit Party party to the Credit Agreement; and

WHEREAS, the parties now wish to amend the Credit Agreement in certain respects.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

Section 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein (including in the recitals above) has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendments. Subject to Section 2.7 below, the Credit Agreement shall be amended as follows:

2.1 Amendments to Section 1.1 of the Credit Agreement.

2.1.1 The following defined term shall be inserted into Section 1.1 of the Credit Agreement in appropriate alphabetical order:

“SolarCity” shall mean SolarCity Corporation, a Delaware corporation.

2.1.2 The definition of “Subsidiary” in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time; provided however that notwithstanding anything herein to the contrary, neither SolarCity nor any Subsidiary of SolarCity shall constitute a Subsidiary of the Company or any Subsidiaries of the Company, and neither SolarCity nor any Subsidiary of SolarCity shall be subject to the restrictions, terms or requirements applicable to Subsidiaries contained herein or in any other Credit Document. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

2.1.3 The definition of “Collateral” in Section 1.1 of the Credit Agreement shall be amended by inserting “; provided that in no event shall the term “Collateral” include any property, interest or other rights with respect to SolarCity or any of its Subsidiaries or any Equity Interests of SolarCity or any of its Subsidiaries” immediately after “11” in the fourth line thereof.

2.1.4 The definition of “Wholly-Owned Subsidiary” is hereby amended by inserting “; provided, however, that notwithstanding anything herein to the contrary, neither SolarCity nor any Subsidiary of SolarCity shall constitute a Wholly-Owned Subsidiary of the Company or any Subsidiaries of the Company” immediately after “applicable law)” in the seventh line thereof.

2.2 Amendment to Section 9.01(a) of the Credit Agreement. Section 9.01(a) of the Credit Agreement shall be amended by inserting “(it being understood and agreed that such management’s discussion and analysis shall relate to the Company and its subsidiaries including SolarCity and its subsidiaries if and for so long as SolarCity is a Subsidiary (as such term is defined herein without giving effect to the proviso in the first sentence of such definition) of the Company)” immediately after “fiscal quarter” in the twelfth line thereof.

2.3 Amendment to Section 9.01(b) of the Credit Agreement. Section 9.01(b) of the Credit Agreement shall be amended and restated in its entirety as follows:

“Annual Financial Statements. Within 90 days after the close of each fiscal year of the Company, (i) the consolidated balance sheet of the Company and its subsidiaries (for the avoidance of doubt, including SolarCity and its subsidiaries if and for so long as SolarCity is a Subsidiary (as such term is defined herein without giving effect to the proviso in the first sentence of such definition) of the Company) as at the end of such fiscal year and the related consolidated statements of income and statement of cash flows for such fiscal year, setting forth comparative figures for the preceding fiscal year and audited by PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing, accompanied by an opinion of such accounting firm (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to scope of audit), (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and statement of cash flows for such fiscal year, setting forth comparative figures for the preceding fiscal year, all of which shall be certified by an Authorized Officer of the Company that they fairly present in all material respects in accordance with GAAP the financial condition of the Company and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, and (iii) management’s discussion and analysis meeting the requirements of Item 303 of Regulation S-K under the Securities Act as set forth in the Annual Report on Form 10-K of the Company filed with the SEC for such fiscal year (it being understood and agreed that such management’s discussion and analysis shall relate to the Company and its subsidiaries, including SolarCity and its subsidiaries if and for so long as SolarCity is a Subsidiary (as such term is defined herein without giving effect to the proviso in the first sentence of such definition) of the Company), provided that if the Company no longer files such Form 10-K with the SEC, the Company shall deliver to the Administrative Agent a statement containing such management’s discussion and analysis in a form that would otherwise be required in such Form 10-K.”

2.4 Amendment to Section 9.12(f) of the Credit Agreement. Section 9.12(f) of the Credit Agreement shall be amended by replacing “Section 9.12(c)” appearing therein with “Section 9.12(d)”.

2.5 Amendment to Section 10.06 of the Credit Agreement. Section 10.06 of the Credit Agreement shall be amended by (i) deleting “and” appearing at the end of clause (f) thereof, (ii) replacing the words “and otherwise permitted by the terms of the Credit Documents” appearing in clause (g) thereof with “and otherwise not prohibited by the terms of the Credit Documents”, (iii) replacing the “.” at the end of clause (g) thereof with “; and” and (iv) immediately following clause (g) thereof, inserting a new clause (h) as follows:

“(h) (i) transactions between or among the Company and/or its Subsidiaries, on one hand, and SolarCity and/or its Subsidiaries, on the other hand, on terms fair and reasonable to the Company and/or its Subsidiaries (as determined in good faith by the Company) and otherwise not prohibited by the terms of the Credit Documents, (ii) the provision of common stock by the Company to SolarCity to settle conversions of convertible notes issued by SolarCity and (iii) entry by the Company and/or any of its Subsidiaries into, and performance by the Company and/or any of its Subsidiaries under, any definitive agreement relating to any acquisition by the Company and/or any of its Subsidiaries of all or a majority of the Equity Interests or assets of SolarCity and its Subsidiaries and any transactions consummated in connection therewith, in each case on terms fair and reasonable to the Company and/or its Subsidiaries (as determined in good faith by the Company) and otherwise not prohibited by the terms of the Credit Documents; provided that any such acquisition in which the only consideration paid for Equity Interests or assets of SolarCity and its Subsidiaries (other than cash paid for fractional shares and other customary exceptions) consists of Equity Interests of the Company shall be deemed to be on terms fair and reasonable to the Company and/or its Subsidiaries.”

2.6 Amendment to Section 10 of the Credit Agreement. Section 10 of the Credit Agreement shall be amended by inserting the following as Section 10.14:

10.14 SolarCity. Notwithstanding anything to the contrary contained herein, (a) the Company and its Subsidiaries shall not guarantee or otherwise become directly liable for any Indebtedness of SolarCity and (b) the Company and its Subsidiaries shall not permit SolarCity to guarantee or otherwise become directly liable for the Indebtedness of the Company or its Subsidiaries.

2.7 When Amendments Become Effective. The amendments to the Credit Agreement set forth in this Section 2 shall become effective simultaneously with the consummation of the acquisition by the Company and/or any of its Subsidiaries of all or a majority of the Equity Interests or assets of SolarCity and its Subsidiaries on or following the Amendment Effective Date; provided that, notwithstanding the foregoing, the amendment to the Credit Agreement set forth in Section 2.5 with respect to Section 10.06(h)(iii) shall become effective on the Amendment Effective Date.

Section 3. Conditions. This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the date on which such conditions shall have been so satisfied or waived, the “Amendment Effective Date”):

(a) The Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by the Credit Parties, the Administrative Agent and the Required Lenders.

(b) All fees required to be paid to the Administrative Agent and the Lenders in connection herewith, accrued reasonable and documented out-of-pocket costs and expenses (including, to the extent invoiced in advance, reasonable legal fees and out-of-pocket expenses of counsel) and other compensation due and payable to the Administrative Agent and the Lenders on or prior to the Amendment Effective Date shall have been paid.

(c) Each of the representations and warranties made by the Credit Parties in or pursuant to the Credit Agreement or in or pursuant to the other Credit Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified or subject to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the Amendment Effective Date as if made on and as of such date except for such representations and warranties expressly stated to be made as of an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(d) No Default or Event of Default shall exist on the Amendment Effective Date.

(e) The Administrative Agent shall have received an officer’s certificate from an Authorized Officer of the Company and dated as of the Amendment Effective Date, certifying that each condition set forth in Sections 3(c) and (d) hereof have been satisfied on and as of the Amendment Effective Date.

Section 4. Representations and Warranties, etc. The Borrowers hereby confirm, reaffirm and restate that each of the representations and warranties made by any Credit Party in the Credit Documents is true and correct in all material respects on and as of the Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects). The Borrowers represent and warrant that, immediately after giving effect to the occurrence of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing. The Borrowers represent and warrant that each Credit Party (i) has the Business power and authority to execute, deliver and perform the terms and provisions of this Amendment and has taken all necessary Business action to authorize the execution, delivery and performance by thereof and (ii) has duly executed and delivered this Amendment, and that this Amendment constitutes a legal, valid and binding obligation of the Borrowers enforceable against each Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 5. Reaffirmation. Each Guarantor hereby agrees that (i) all of its Obligations under the Credit Documents shall remain in full force and effect on a continuous basis after giving effect to this Amendment and (ii) each Credit Document is ratified and affirmed in all respects.

Section 6. Governing Law. This Amendment and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of law principles that would result in the application of any law other than the law of the State of New York).

Section 7. Effect of This Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

Section 8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

Section 9. Miscellaneous. This Amendment shall constitute a Credit Document for all purposes of the Credit Agreement. The Borrowers shall pay all reasonable fees, costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

TESLA MOTORS, INC.

By:	/s/ Jason Wheeler
Name:	Jason Wheeler
Title:	Chief Financial Officer

TESLA MOTORS NETHERLANDS B.V.

By:	/s/ Todd Maron
Name:	Todd Maron
Title:	Managing Director

[Fourth Amendment to Credit Agreement – Signature Page]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Michael Shannon
Name:	Michael Shannon
Title:	Vice President

By:	/s/ Benjamin Souh
Name:	Benjamin Souh
Title:	Vice President

[Fourth Amendment to Credit Agreement – Signature Page]

Bank of America, N.A., as an Issuing Lender and as a Lender

By:	/s/ Robert M. Dalton
Name:	Robert M. Dalton
Title:	Senior Vice President

[Fourth Amendment to Credit Agreement – Signature Page]

Citibank, N.A., as a Lender

By:	/s/ Shane Azzara
Name:	Shane Azzara
Title:	Vice President and Director

[Fourth Amendment to Credit Agreement – Signature Page]

Morgan Stanley Senior Funding Inc., as a Lender

By:	/s/ Emanuel Ma
Name:	Emanuel Ma
Title:	Vice President

[Fourth Amendment to Credit Agreement – Signature Page]

Credit Suisse AG, Cayman Islands Branch, as a Lender

By:	/s/ Christopher Day
Name:	Christopher Day
Title:	Authorized Signatory

By:	/s/ Karim Rahimtoola
Name:	Karim Rahimtoola
Title:	Authorized Signatory

[Fourth Amendment to Credit Agreement – Signature Page]

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Krista Mize
Name:	Krista Mize
Title:	Authorized Signatory

[Fourth Amendment to Credit Agreement – Signature Page]

Goldman Sachs Bank USA, as a Lender

By:	/s/ Jerry Li
Name:	Jerry Li
Title:	Authorized Signatory

[Fourth Amendment to Credit Agreement – Signature Page]